Exhibit 5.1
BAKER & DANIELS LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600
(317) 569-4800(fax)

October 19, 2006

Interactive Intelligence, Inc.
7601 Interactive Way
Indianapolis, IN 46278

Ladies and Gentlemen:

We have acted as counsel to Interactive Intelligence, Inc., an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to (1) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of up to 3,000,000 shares (the "Primary Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock"); and (2) the sale from time to time, pursuant to Rule 415, by a certain shareholder of the Company of up to 1,000,000 shares of Common Stock (the "Secondary Shares"). The Primary Shares and the Secondary Shares are collectively referred to herein as the "Offered Securities."

In connection with this opinion we have examined the Registration Statement, the Restated Articles of Incorporation (the "Articles of Incorporation") and the By-laws of the Company, each in the form filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, including, without limitation, the minutes of the proceedings of the Company's Board of Directors, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed, without independent verification: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that that any stock certificates evidencing any Common Stock to be issued pursuant to the Registration Statement will conform to the specimen certificate which we have examined and will be duly executed and delivered. We have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinions set forth below are limited to the laws of the State of Indiana and we do not express any opinion with respect to the law of any other jurisdiction. The Offered Securities may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Primary Shares, when (i) the Registration Statement has become effective under the Securities Act; (ii) a prospectus supplement and any other offering material with respect to the Primary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) appropriate corporate action has been taken to authorize the issuance of the Primary Shares, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) the Primary Shares shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (vi) certificates representing Primary Shares have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Primary Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof). In rendering the opinion set forth in this Paragraph 1, we have assumed that, at the time of issuance of any Primary Shares, (a) the Articles of Incorporation, the By-laws and the Indiana Business Corporation Law shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

2. With respect to any Secondary Shares, the Secondary Shares have been validly issued and are fully paid and nonassessable.

The opinions expressed herein are solely for the use of the Company in connection with the Registration Statement. These opinions may not be relied on by any other person or in any other connection without our prior written approval. These opinions are limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Baker & Daniels LLP